Exhibit 10.20.2

2006 NONQUALIFIED DEFERRED COMPENSATION PLAN

OF

OLD DOMINION FREIGHT LINE, INC.

ANNUAL

SALARY AND BONUS REDUCTION AGREEMENT

THIS SALARY AND BONUS REDUCTION AGREEMENT (the “Agreement”), made as of the      day of                      , (year)              , by and between Old Dominion Freight Line, Inc. (the “Employer”), and                      (the “Employee”);

R E C I T A L S:

The Employee has been selected as a highly compensated or management employee who is eligible to participate in the 2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc. (the “Plan”). Pursuant to the terms of the Plan, the Employee now desires to enter in this Agreement with the Employer to defer part of his compensation paid by the Employer pursuant to the terms of the Plan and this Agreement.

NOW, THEREFORE, the Employer and the Employee hereby agree as follows:

1. The Employee hereby agrees to reduce his salary payable by the Employer to him for services rendered on and after the effective date of this

Agreement by              % and/or his monthly or quarterly bonus payable by the Employer after the effective date of this Agreement by         %. The election made by the Employee pursuant to this Section 1 shall remain in effect for the entire calendar year for which it is effective unless terminated as provided under the terms of the Plan. The following two sentences apply to Participants who initially become eligible to participate in the Plan during the Plan Year. This election shall become effective with respect to employees whose bonuses are determined monthly on the first day of the next calendar month following receipt of this election. This election shall become effective with respect to employees whose bonuses are determined quarterly on the first day of the next calendar quarter following receipt of this election.

2. The Employer and the Employee hereby agree that the amount of compensation deferred by the Employee pursuant to this Agreement shall be credited to a deferred compensation account maintained by the Employer in the Employee’s behalf under the terms of the Plan.

3. The Employee hereby acknowledges that the compensation deferred under this Agreement shall be payable only under the terms of the Plan. That is, the amount credited to the Employee’s deferred compensation account shall be payable as elected by the Employee on forms provided by the Employer.

4. The Employee hereby acknowledges the following:

•	The obligation of the Employer to make payments under the Plan and this Agreement is a contractual liability of the Employer to the Employee.

•	Such payments shall be made from the general funds of the Employer, and the Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to ensure that such payments shall be made.

•	The Employee shall not have any interest in any particular assets of the Employer by reason of the Employer obligation under the Plan and this Agreement.

•	Nothing contained in the Plan or this Agreement shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Employer and the Employee or any other person.

•	To the extent that the Employee or any other person acquires a right to receive payment from the Employer such right shall be no greater than the right of an unsecured creditor of the Employer.

•	If Employee owes money to the Employer at the time his benefit under the Plan becomes payable, the Employer will reduce the amount of any benefit by the amount Employee then owes the Employer.

5. The Employee hereby acknowledges having reviewed the Plan, a copy of which is attached hereto. The Employee also acknowledges that the rights and obligations of the Employee and the Employer with respect to compensation deferred under the Plan and this Agreement shall be governed by the terms of the Plan.

IN WITNESS WHEREOF, this Agreement has been executed by and in behalf of the parties hereto as of the date first written above.

OLD DOMINION FREIGHT LINE, INC.

Date:	By:

[Title]

EMPLOYEE:

Date:

The undersigned Employee declines to participate in the Plan at this time.

EMPLOYEE:

DATE: